Exhibit 10.02

EXECUTION COPY

AMENDMENT #1 TO PILOT PLANT SERVICES AGREEMENT

THIS AMENDMENT #1 TO THE PILOT PLANT SERVICES AGREEMENT (“First Amendment”) is made and entered into as of July 26, 2015 (the “First Amendment Effective Date”) by and among Amyris, Inc., a corporation organized and existing under the laws of the state of Delaware, United States of America, with its principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“Amyris”), and Total New Energies USA, Inc. a corporation incorporated under the laws of the state of Delaware, having its principal place of business located at 5858 Horton Street, Emeryville, CA 94608 (“Total”).

WHEREAS, Amyris and Total entered into that certain Pilot Plant Services Agreement on April 4, 2014 (the “Agreement”) whereby Amyris agreed to provide Total with pilot plant scale fermentation process development services, fermentation and downstream separations scale-up services, and training for certain of its employees on the aforementioned technologies in order to support Total projects in the field of industrial biotechnology;

WHEREAS, in connection with the contemporaneous restructuring of Total Amyris BioSolutions B.V., a joint venture between Amyris and Total Energies Nouvelles Activités USA, an affiliate of Total (the “JVCO Transactions”), Amyris is willing to restructure Total’s payment obligations under the Agreement and provide Total with certain credits, all as further described herein.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties agree as follows:

1.	The following new Section 2(h) is hereby added to the Agreement:

“(h) Restructuring of Payments. Effective as of the First Amendment Effective Date, the following shall apply and shall supersede Sections 2(a)-(c) above.

(i)	Services Prior to November 1, 2015. The Parties acknowledge that, as of the First Amendment Effective Date, TOTAL still owes and will pay Amyris the July 2015 installment of the Annual Fee, after which payment all Services through November 1, 2015 will have been paid for in full.

(ii)	Services Following November 1, 2015. In partial consideration for the JVCO Transactions, the Parties agree that:

(A)	All further Annual Fees for the Remaining Contract Life (as defined below) are hereby waived; and

(B)	Within thirty (30) days of the expiration of the Agreement, TOTAL shall pay to Amyris the amount of $984,423.00 (“Final Payment”), provided that in the event that the total person-hours of Services provided by OCT Personnel during the Remaining Contract Life is less than 10,741 person-hours, then the amount of the Final Payment shall be adjusted by subtracting from such $984,423.00 amount an amount equal to: ($281.73) x (10,741 – Z), where Z is the number of the total person-hours of Services actually provided by OCT Personnel during the Remaining Contract Life.

(C)	As used in this Section 2(h)(ii), “Remaining Contract Life” means the period

CONFIDENTIAL

commencing on November 1, 2015 and ending on April 4, 2019.

2.	Section 6(b) of the Agreement is revised to provide in its entirety as follows:

“(b) TOTAL may terminate this Agreement for convenience at any time upon ninety (90) days’ prior written notice, provided that in the event that the total person-hours of Services provided by OCT Personnel during the period commencing on November 1, 2015 and continuing through the effective date of the termination is in excess of 7,099 person hours, TOTAL will, as Amyris’ sole and exclusive remedy, pay to Amyris within thirty (30) days of the effective date of termination, an amount equal to ($281.73) x (Y – 7,099), where Y is the number of the total person-hours of Services actually provided by OCT Personnel through the effective date of termination.”

3.	Section 6(c) of the Agreement is revised to provide in its entirety as follows:

“(c) In addition to any other rights or remedies it may have, TOTAL may terminate this Agreement upon sixty (60) days’ written notice (i) if Amyris materially breaches any of the terms or conditions of this Agreement, and such breach is not cured within such sixty (60) day period, or (ii) upon the occurrence of any event that is a “Default” under Sections 15.1.1, 15.1.2, 15.13 (but only if a default under that subsection results in termination of the Sublease), 15.1.4, 15.1.5, and 15.1.7 of the Sublease. Upon termination of this Agreement pursuant to this Section 6(c), in the event that the total person-hours of Services provided by OCT Personnel during the period commencing on the First Amendment Effective Date and continuing through the effective date of the termination is less than 7,099 person hours, Amyris shall pay to TOTAL as liquidated damages within thirty days of the effective date of termination, an amount equal to ($281.73) x (7,099 -W), where W is the number of the total person-hours of Services actually provided by OCT Personnel through the effective date of termination.”

4.	Section 6(d) of the Agreement is revised to provide in its entirety as follows:

“(d) Amyris may terminate this Agreement upon sixty (60) days’ prior written notice if TOTAL materially breaches Sections 3 or 5(a) this Agreement, and such breach is not cured within such sixty (60) day period. Upon a termination of this Agreement pursuant to this Section 6(d), in the event that total person-hours of Services provided by OCT Personnel during the period commencing on the First Amendment Effective Date and continuing through the effective date of the termination is in excess of 7,099 person hours, Total shall pay to Amyris as liquidated damages within thirty days of the effective date of termination, an amount equal to ($281.73) x (Y – 7,099), where Y is the number of the total person-hours of Services actually provided by OCT Personnel through the effective date of termination.”

5.	Section 8(e) of the Agreement is revised to provide in its entirety as follows:

“(e) EXCEPT FOR VIOLATIONS OF SECTION 3 AND LIQUIDATED DAMAGES OWING TO TOTAL UNDER SECTION 6(c) OR TO AMYRIS UNDER SECTION 6(d), IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY OF LIABILITY FOR ANY DIRECT DAMAGES, HOWEVER CAUSED, ARISING OUT OF THE SERVICES OR ANY DIRECT DAMAGES, HOWEVER CAUSED ARISING OUT OF THE SERVICES OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT IN EXCESS OF AMOUNT EQUAL TO $895,327.”

6.	Section III(b) of Exhibit A of the Agreement is revised to provide in its entirety as follows:

“b) Annual Maximum Number of Hours of Services. In consideration for (i) the amounts to be paid by TOTAL under this Agreement and (ii) the JVCO Transactions, the sufficiency of which

CONFIDENTIAL

consideration is hereby acknowledged by Amyris, Amyris shall cause the OCT Personnel to perform up to three thousand one hundred seventy eight (3,178) person-hours of Services each “Contract Year” (i.e., the twelve month period commencing on the Effective Date and then again each anniversary of it thereafter during the Term; such amount being the “Annual Hours Commitment”). Each person-hour of Service shall be valued at $281.73. In the event the Services agreed upon by the Parties in any Contract Year exceeds the Annual Hours Commitment, then such “excess person-hours” will be taken into account when calculating the number of total person-hours of Services actually provided for purposes of Sections 2(h)(ii)(B), 6(b), 6(c) and 6(d), as applicable. In addition, TOTAL may request additional OCT Personnel person-hours be provided in any Contract Year. Amyris, in its discretion, can agree to accept the request for additional OCT Personnel person-hours and such acceptance will be documented in the related SOW, in which case such additional OCT Personnel person-hours shall be taken into account when calculating the number of the total person-hours of Services actually provided for purposes of Sections 2(h)(ii)(B), 6(b), 6(c) and 6(d), as applicable. For clarity, “Services” do not include, and no hours shall be attributed to, analytical work performed by Amyris unless such work is identified in a SOW, maintenance of the equipment in the OCT Facilities or any management of OCT Personnel. The Annual Hours Commitment will be allocated each Contract Year to the performance of the Services agreed upon by the Parties as set forth herein and for no other purpose. The OCT Personnel will be required to record their time used to work on Services separately from their time spent on Amyris activities. Within fifteen (15) days after the end of each Contract Year, the Joint Oversight Team will determine whether Amyris has completed the Annual Hours Commitment during such Contract Year. In the event that the Joint Oversight Team cannot agree on the number of OCT Personnel person-hours expended in such Contract Year, the Parties agree to escalate the matter as set forth in Section 7(a) of the Agreement. If, in a Contract Year, TOTAL fails to use all of the Annual Hours Commitment, or if the Annual Hours Commitment during any Contract Year is not met by Amyris as a result of Amyris’s failure to perform Services as requested by TOTAL in accordance with the terms of the Agreement, including this Exhibit and any executed SOW’s, and such failure results in Amyris failing to meet the Annual Hours Commitment, then in each case such unused OCT Personnel person-hours will “roll over” to the following Contract Year. Any unused OCT Personnel person-hours remaining upon expiration shall be taken into account and used to adjust the Final Payment. In addition, in the event the roll over OCT Personnel person-hours attributable to Amyris’s failure to perform Services as requested by TOTAL in accordance with the terms of the Agreement exceed, in the aggregate, 1,500 hours at the end of any Contract Year after Contract Year 1, Amyris will be considered in material breach of the Agreement and TOTAL may terminate in accordance with Section 6(c) of the Agreement.”

7.	Capitalized terms used in this First Amendment shall have the same meaning as defined in the Agreement unless otherwise defined herein. Except as specifically provided in this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect. Together, the Agreement and this First Amendment constitute the entire agreement between the Parties with respect to the subject matter, and supersede any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter. To the extent of any conflict between the Agreement (including any exhibits or schedules thereto) and this First Amendment, this First Amendment shall supersede and govern. This First Amendment may be executed in counterparts, which together shall constitute one document and be binding on all of the Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

CONFIDENTIAL

IN WITNESS WHEREOF, and intending to be bound by the provisions hereof, the Parties have caused this First Amendment to be executed personally or by their duly authorized representatives, to be effective as of the First Amendment Effective Date.

AMYRIS, INC.		TOTAL NEW ENERGIES USA, INC.

/s/ Nicholas Khadder

By	NICHOLAS KHADDER	By
Title:	GENERAL COUNSEL	Title:

CONFIDENTIAL

IN WITNESS WHEREOF, and intending to be bound by the provisions hereof, the Parties have caused this First Amendment to be executed personally or by their duly authorized representatives, to be effective as of the First Amendment Effective Date.

AMYRIS, INC.	TOTAL NEW ENERGIES USA, INC.

/s/ Bernard Clement

By	By	BERNARD CLEMENT
Title:	Title:

CONFIDENTIAL